EXHIBIT 10.18

VISTEON CORPORATION 2010 INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT AGREEMENT
Visteon Corporation, a Delaware corporation (the “Company”), subject to the terms of the Visteon Corporation 2010 Incentive Plan (the “Plan”) and this Agreement, hereby grants to Francis M. Scricco (the “Participant”), restricted stock units (“Restricted Stock Units”) as further described herein.
1.Grant of Restricted Stock Units.
The Company hereby grants to the Participant 3,331 Restricted Stock Units, effective as of October 18, 2012 (the “Grant Date”) and subject to the restrictions set forth in this Agreement. In the event of certain corporate transactions, the number of Restricted Stock Units covered by this Agreement may be adjusted by the Committee as further described in Section 13 of the Plan.
2.Vesting of Restricted Stock Units.
(a)The Restricted Stock Units will vest the date on which a Participant ceases to be a member of the Board of Directors of the Company (or the board of directors of any Affiliate), provided that such cessation constitutes a separation from service for purposes of Code Section 409A (a “Separation from Service”).
(b)In the event of a Change in Control Event (as defined in Code Section 409A) with respect to the Company, the outstanding Restricted Stock Units that have not previously vested will become immediately fully vested.
3.Restricted Stock Unit Account and Settlement of Vested Units.
(a)    The Company will credit the Restricted Stock Units to an account in the name of the Participant. Distribution of a Participant’s vested Restrict Stock Units shall be made or commence to be made on the later of (i) January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, occurs the Participant’s Separation from Service (such applicable date, the “Settlement Date”).
(b)    The Company will distribute to the Participant a cash payment determined by multiplying the number of Restricted Stock Units by the average of the high and low prices at which a share of Stock shall have been sold on the Exchange on the 5th trading day preceding the date on which distribution is made; provided that the Committee may direct that all or any part of the Participant’s distribution be satisfied in shares of Stock equal to the number of vested Restricted Stock Units (and cash in lieu of any fractional unit).
(c)    The Company may retain the services of a third-party administrator to perform administrative services in connection with the Plan. To the extent the Company has retained such an administrator, any reference to the Company will be deemed to refer to any such third-party administrator retained by the Company, and the Company may require the Participant to exercise the Participant’s rights under this Agreement only through such third-party administrator.
4.Dividend Equivalents.
Upon each Settlement Date, with respect to each Restricted Stock Unit being settled on that date, the Participant will be entitled to receive payment of the same amount of cash, subject to applicable tax withholding, that the Participant would have received as cash dividends if, on each record date during the period from the Grant Date through the Settlement Date, the Participant had been the holder of record of one share of Stock.

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5.Withholding.
(a)    Upon the vesting or settlement of previously granted Restricted Stock Units pursuant to Paragraph 3 above, the Company may satisfy its tax withholding obligations in any manner determined by the Committee, including by withholding a number of Restricted Stock Units or shares of Stock having a Fair Market Value, as determined by the Committee, equal to the amount required to be withheld. The Fair Market Value of any fractional Restricted Stock Unit remaining after the withholding requirements are satisfied will be paid to the Participant in cash. The Company may also require the Participant to deliver a check in the amount of any tax withholding obligation, or to otherwise indemnify the Company, as a condition to the issuance of any stock hereunder.
b.    Dividend equivalents paid on Restricted Stock Units may be subject to applicable tax withholding as described in Paragraph 5(a).
6.Nontransferability.
Except as provided in Paragraph 7 of this Agreement, the Participant has no right to sell, assign, transfer, pledge, or otherwise alienate the Restricted Stock Units, and any attempted sale, assignment, transfer, pledge or other conveyance will be null and void.
7.Beneficiary.
The Participant may designate a beneficiary to receive any settlement of vested Restricted Stock Units that may be made on or after the Participant’s death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant’s beneficiary will be the Participant's estate. The Participant may from time to time revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If the Participant designates his spouse as beneficiary, such designation automatically will become null and void on the date of the Participant's divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company before the Participant’s death, and in no event will any designation be effective as of a date before such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Committee may deem the Participant’s estate as the beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.
8.Securities Law Restrictions.
(a)    The Participant acknowledges that any stock that may be transferred to the Participant in settlement of vested Restricted Stock Units, is being acquired for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). The Participant agrees and acknowledges, with respect to any stock that has not been registered under the Act, that (i) the Participant will not sell or otherwise dispose of such stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (ii) a legend may be placed on the certificates for the stock to such effect. As further conditions to the issuance of the stock, the Participant agrees for himself or herself, the Participant’s beneficiary, and the Participant’s heirs, legatees and legal representatives, before such issuance, to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as the Committee determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
(b)    Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may delay settlement of or transferring stock to the Participant or the Participant’s beneficiary in settlement of vested Restricted Stock Units or may impose restrictions or conditions on the Participant’s (or any beneficiary’s) ability to directly or indirectly sell, hypothecate, pledge, loan, or otherwise encumber, transfer or

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dispose of the stock, if the Committee determines that such action is necessary or desirable for compliance with any applicable state, federal or foreign law, the requirements of any stock exchange on which the stock is then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company’s securities pursuant to an effective registration statement filed under the Act.
9.Voting Rights.
The Participant will have no voting rights with respect to the Restricted Stock Units.
10.Limited Interest.
(a)    The grant of the Restricted Stock Units will not be construed as giving the Participant any interest other than as provided in this Agreement. The Participant will have no rights as a shareholder as a result of the grant or vesting of the Restricted Stock Units unless and until shares of Stock are issued in settlement of vested Restricted Stock Units.
(b)    The grant of the Restricted Stock Units will not confer on the Participant any right to continue as a director or chairman of the Company.
(c)    The grant of the Restricted Stock Units will not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.
(d)    The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Restricted Stock Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Restricted Stock Units or benefits in lieu of Restricted Stock Units in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of shares or units to be granted, and restrictions placed on such shares or units.
11.Consent to Transfer of Personal Data.
The Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant's ability to participate in the Plan. The Company holds certain personal information about the Participant, including the Participant's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all options or any other entitlement to shares of Stock or units awarded, canceled, purchased, vested, unvested or outstanding in the Participant's favor, for the purpose of managing and administering the Plan (“Data”). Visteon Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant's participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on the Participant's behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing

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by contacting the Company; however, withdrawing consent may affect the Participant's ability to participate in the Plan.
12.Incorporation by Reference.
The terms of the Plan are expressly incorporated herein by reference. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them under the Plan. In the event of any conflict between this Agreement and the Plan, this Agreement will govern.
13.Governing Law.
This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.
14.Severability.
If any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement is to be construed and enforced as if the illegal or invalid provision has not been inserted.
15.Amendment.
This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of Visteon Corporation and the Participant.
16.Counterparts.
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

VISTEON CORPORATION

By: /s/ Michael Sharnas
Michael Sharnas, Senior Vice President and General Counsel

October 18, 2012

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